Exhibit 10.1

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of October 9, 2018 (this “Agreement”), is by and among Antero Midstream Partners LP, a Delaware limited partnership (“AMLP”), and the shareholders of Antero Midstream GP LP, a Delaware limited partnership (“AMGP”), named on Schedule I hereto (each such shareholder, a “Shareholder” and, collectively, the “Shareholders”).

RECITALS:

WHEREAS, concurrently with the execution of this Agreement, AMGP GP LLC (“AMGP GP”), a Delaware limited liability company and the general partner of AMGP, AMGP, Antero IDR Holdings LLC, a Delaware limited liability company and subsidiary of AMGP, Arkrose Midstream Preferred Co LLC, a Delaware limited liability company and wholly owned subsidiary of AMGP, Arkrose Midstream Newco Inc., a Delaware corporation and a wholly owned subsidiary of AMGP (“NewCo”), Arkrose Midstream Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of NewCo (“Merger Sub”), Antero Midstream Partners GP LLC, a Delaware limited liability company and the general partner of AMLP (“AMLP GP”), and AMLP are entering into a Simplification Agreement, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Simplification Agreement”), pursuant to which, among other things, subject to the conditions set forth therein, the parties thereto will consummate a series of transactions that includes, (i) at the election of AMLP GP, the merger of AMLP GP with and into AMGP with AMGP surviving the merger, (ii) the conversion of AMGP from a limited partnership into a corporation under the laws of the State of Delaware, (iii) the issuance of non-voting preferred stock of AMGP Corp (as defined in the Simplification Agreement) and donation of such preferred stock to the Antero Foundation for no consideration, (iv) the contribution by AMGP Corp of AMGP Common Stock (as defined in the Simplification Agreement) to NewCo, (v) the merger of Merger Sub with and into AMLP with AMLP surviving the merger and pursuant to which holders of common units representing limited partner interests in AMLP (the “AMLP Common Units”) shall have the right to receive the Merger Consideration (as defined in the Simplification Agreement), and (vi) the exchange by the Series B Holders (as defined in the Simplification Agreement) of Series B Units (as defined in the Simplification Agreement) for AMGP Common Stock held by NewCo and (vii) the execution and delivery by the parties thereto of the Registration Rights Agreement and the Stockholders’ Agreement (each as defined in the Simplification Agreement) (collectively, the “Transactions”); and

WHEREAS, as of the date hereof, each Shareholder is the record and beneficial owner in the aggregate of, and has the right to vote and dispose of, the number of common shares representing limited partner interests in AMGP (the “AMGP Common Shares”) (as defined in the Simplification Agreement) set forth opposite such Shareholder’s name on Schedule I hereto;

WHEREAS, as a condition to AMLP’s willingness to enter into the Simplification Agreement, AMLP has required that the Shareholders agree, and each Shareholder has agreed, to enter into this agreement and abide by the covenants and obligations with respect to the Covered Shares (as hereinafter defined) set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1

GENERAL

Section 1.1                                    Defined Terms.  The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Simplification Agreement.

“Covered Shares” means, with respect to each Shareholder, such Shareholder’s Existing Shares, together with any AMGP Common Shares that such Shareholder acquires, either beneficially or of record, or has the right to vote (by contract or otherwise) or the right to direct the voting, on or after the date hereof, including any AMGP Common Shares received as distributions, as a result of a split, reverse split, combination, merger, conversion, consolidation, reorganization, reclassification, recapitalization or similar transaction, as a result of any exchange of other securities for AMGP Common Shares, or upon exercise, exchange or conversion of any option, warrant or other security or instrument exercisable or exchangeable for, or convertible into, AMGP Common Shares. For purposes of this Agreement, AMGP Common Shares held by the Schwab Charitable Donor-Advised Fund established by Paul M. Rady shall not constitute “Covered Shares.”

“Existing Shares” means, with respect to each Shareholder, all AMGP Common Shares owned, either beneficially or of record, by such Shareholder on the date of this Agreement. For purposes of this Agreement, AMGP Common Shares held by the Schwab Charitable Donor-Advised Fund established by Paul M. Rady shall not constitute “Existing Shares.”

“Permitted Transfer” means a Transfer by a Shareholder (or an Affiliate thereof) to an Affiliate of such Shareholder, provided that such transferee Affiliate, prior to the effectiveness of, and as a condition to, such Transfer, shall have executed and delivered to AMLP a written agreement, in form and substance acceptable to AMLP in its sole discretion, to assume all of such transferring Shareholder’s obligations hereunder in respect of the Covered Shares subject to such Transfer and to be bound by, and comply with, the terms of this Agreement, with respect to the Covered Shares subject to such Transfer, and all other Covered Shares owned beneficially or of record from time to time by such transferee Affiliate, to the same extent as such Shareholder is bound hereunder, and to make each of the representations and warranties hereunder in respect of the Covered Shares transferred as the Shareholder shall have made hereunder.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, gift,  hypothecate or otherwise dispose of (whether by merger, conversion or consolidation (including by conversion into securities or other consideration as a result of such merger, conversion or consolidation), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily or for value or without value, or to enter into any contract, option or other arrangement or understanding (written or oral) with respect to the voting of or sale, transfer, conversion, assignment, pledge, encumbrance, gift, hypothecation or other disposition of (whether by merger, conversion or consolidation (including by conversion into securities or other consideration as a result of such merger, conversion or consolidation), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

ARTICLE 2

VOTING

Section 2.1                                    Agreement to Vote Covered Shares.  Each Shareholder hereby irrevocably and unconditionally agrees that, during the term of this Agreement, at any meeting of the holders of AMGP Common Shares, however called, including any adjournment or postponement thereof, and in connection with any action by consent of the holders of AMGP Common Shares (or any class or subdivision thereof) in lieu of a meeting thereof, the Shareholder shall:

(a)                                 appear at each such meeting and cause its Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

(b)                                 (x) in the case of a meeting, vote (or cause to be voted), in person or by proxy, all of the Covered Shares, or (y) in the case of a proposed action by consent in lieu of a meeting, duly deliver (or cause to be duly delivered) promptly (and in any event within 48 hours after the receipt of the proposed action by consent) a consent in respect of all of the Covered Shares:

(i)                                     in favor of the approval of the AMGP Shareholder Proposals and any other related proposal requested by AMGP that is necessary or desirable in furtherance thereof or in connection therewith;

(ii)                                  against the approval or adoption of any action, agreement, transaction or proposal that is intended, or would reasonably be expected, to result in a breach of any covenant, agreement, representation, warranty or any other obligation of AMGP contained in the Simplification Agreement or of such Shareholder contained in this Agreement; and

(iii)                               against any action, agreement, transaction or proposal that is intended, would reasonably be expected, or the result of which would reasonably be expected, to impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect any of the Transactions or any action contemplated by the Simplification Agreement.

AMLP shall give each Shareholder notice of any amendment or waiver of any provision of the Simplification Agreement within two Business Days after any such amendment or waiver. In the event any provision of the Simplification Agreement is amended or any such provision is waived by AMGP GP or AMGP, the obligations of Shareholder under this Agreement shall terminate upon such waiver or amendment only if such amendment or waiver (a) (i) extends the Termination Date, (ii) adversely impacts the Merger Consideration to be received by Shareholder or the number or value of the AMGP Common Shares that will be held by Shareholder upon consummation of the Transactions or (iii) otherwise has a material adverse effect on the interests of Shareholder in the Transactions and (b) has not been consented to by Shareholder. In such event, Shareholder will be deemed to vote against all proposals at the AMLP Unitholder Meeting.

If Shareholder is the beneficial owner, but not the record holder, of any Covered Shares, Shareholder agrees to take all actions necessary to cause the record holder to vote (or act by written consent) all of such Covered Shares in accordance with this Section 2.1.

Section 2.2                                    No Inconsistent Agreements.  Each Shareholder, severally and not jointly, hereby represents, covenants and agrees that, except for this Agreement, such Shareholder (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to its Covered Shares, (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to its Covered Shares and (c) has not taken and shall not take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling such Shareholder from performing in any material respect any of its obligations under this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1                                    Representations and Warranties of the Shareholder.  Each Shareholder (except to the extent otherwise provided herein), severally and not jointly,  hereby represents and warrants to AMLP, with respect to its Covered Shares, as follows:

(a)                                 Authorization; Validity of Agreement; Necessary Action.  Each Shareholder has the requisite power and authority and/or capacity to execute and deliver this Agreement and to carry out its obligations hereunder.  The execution and delivery by such Shareholder of this Agreement and the performance by it of the obligations hereunder have been duly and validly authorized by such Shareholder and no other actions or proceedings are required on the part of such Shareholder to authorize the execution and delivery of this Agreement or the performance by such Shareholder of its obligations hereunder.  This Agreement has been duly executed and delivered by such Shareholder and constitutes a legal, valid and binding agreement of such Shareholder, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

(b)                                 Ownership.  Such Shareholder is the record and/or beneficial owner, except as disclosed on Schedule I, of, and has good title to, its Existing Shares, free and clear of any liens, except as may be provided for in this Agreement.  All of such Shareholder’s Covered Shares from the date hereof through the term of this Agreement will be beneficially or legally owned by such Shareholder, except in the case of a Permitted Transfer of any Covered Shares (in which case this representation shall, with respect to such Covered Shares, be made by the transferee of such Covered Shares).  Except as provided for in this Agreement, such Shareholder has and will have at all times during the term of this Agreement sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 2 hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all such Shareholder’s Existing Shares and with respect to all of such Shareholder’s Covered Shares at any time during the term of this Agreement, except in the case of a Permitted Transfer (in which case this representation shall, with respect to such Covered Shares, be made by the transferee of such Covered Shares).  Except for the Existing Shares and AMGP Common Shares issuable pursuant to that certain Limited Liability Company Agreement of Antero IDR Holdings LLC, dated as of December 31, 2016, as amended to date, such Shareholder does not, directly or indirectly, legally or beneficially own or have any option, warrant or other right to acquire any securities of AMGP that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of AMGP that are or may by their terms become entitled to vote, nor is such Shareholder subject to any contract, agreement, arrangement, understanding or relationship, other than this Agreement, that obligates it to vote, acquire or dispose of any securities of AMGP.

(c)                                  No Violation.  Neither the execution and delivery of this Agreement by such Shareholder nor its performance of its obligations under this Agreement will (i) result in a violation or breach of, or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or cancellation of, or give rise to a right of purchase under, or result in the creation of any lien (other than under this Agreement) upon any of the properties, rights or assets (including but not limited to its Existing Shares) owned by such Shareholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which such Shareholder is a party or by which it or any of its properties, rights or assets may be bound, (ii) violate any Law applicable to such Shareholder or any of its properties, rights or assets, or (iii) result in a violation or breach of or conflict with its organizational and governing documents, except in the case of clause (i) as would not reasonably be expected to prevent or materially delay the ability of such Shareholder to perform its obligations hereunder.

(d)                                 Consents and Approvals.  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is necessary to be obtained or made by such Shareholder in connection with its execution, delivery and performance of this Agreement, except for any reports under Sections 13(d) and 16 of the

Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

(e)                                  Reliance by AMLP.  Such Shareholder understands and acknowledges that AMLP is entering into the Simplification Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement and the representations, warranties, covenants and obligations of such Shareholder contained herein.

(f)                                   Adequate Information.  Such Shareholder acknowledges that it is a sophisticated party with respect to its Covered Shares and has adequate information concerning the business and financial condition of AMGP to make an informed decision regarding the transactions contemplated by this Agreement and has, independently and without reliance upon AMGP and based on such information as such Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement.  Such Shareholder acknowledges that AMLP has not made and is not making any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement.

Section 3.2                                    Representations and Warranties of AMLP.  AMLP hereby represents and warrants to each Shareholder that the execution and delivery of this Agreement by AMLP and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the AMLP GP Board.  AMLP acknowledges that no Shareholder has made and no Shareholder is making any representation or warranty of any kind except as expressly set forth in this Agreement.

ARTICLE 4

OTHER COVENANTS

Section 4.1                                    Prohibition on Transfers, Other Actions. During the term of this Agreement:

(a)                                 Each Shareholder hereby agrees, except for a Permitted Transfer, not to (i) Transfer any of the Covered Shares, beneficial ownership thereof or any other interest therein, (ii) enter into any agreement, arrangement or understanding, or take any other action, that violates or conflicts with, or would reasonably be expected to violate or conflict with, or would reasonably be expected to result in or give rise to a violation of or conflict with, such Shareholder’s representations, warranties, covenants and obligations under this Agreement, or (iii) take any action that would restrict or otherwise affect such Shareholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement.  Any Transfer in violation of this provision shall be null and void.

(b)                                 Each Shareholder agrees that if it attempts to Transfer (other than a Permitted Transfer), vote, provide consent in lieu of a meeting or provide any other Person with the authority to vote or provide consent with respect to any of the Covered Shares, other than in compliance with this Agreement, such Shareholder shall be deemed to have unconditionally and irrevocably instructed AMGP to not, (i) permit any such Transfer on its books and records, (ii) issue a book-entry interest or a new certificate representing any of the Covered Shares, or (iii) record such vote or consent unless and until such Shareholder has complied in all respects with the terms of this Agreement.

(c)                                  Each Shareholder agrees that it shall not, and shall cause each of its controlled Affiliates to not, become a member of a “group” (as that term is used in Section 13(d) of the Exchange Act) that such Shareholder or such Affiliate is not currently a part of and that has not been disclosed in a filing with the SEC prior to the date hereof (other than as a result of entering into this Agreement) for the purpose of opposing or competing with, or otherwise interfering with, impeding or delaying the consummation of, the Transactions.

(d)                                 Each Shareholder agrees not to take any action that would make any of its representations or warranties contained herein untrue or incorrect in any material respect or would reasonably be expected to have the effect of preventing, impeding, interfering with, delaying or otherwise adversely affecting in any respect its due and timely performance of its obligations under or contemplated by this Agreement.

(e)                                  Notwithstanding anything in this Agreement to the contrary, Paul M. Rady and Mockingbird Investments LLC shall be permitted to Transfer AMGP Common Shares to Western Colorado University (formerly known as Western State Colorado University) and Colorado University (or their designees) in connection with Mr. Rady’s previously announced charitable gift, and upon any such Transfer, such AMGP Common Shares shall cease to be Covered Shares; provided, however, that Mr. Rady and Mockingbird Investments LLC shall not Transfer, in the aggregate, more than 5.5 million AMGP Common Shares pursuant to this Section 4.1(e) without the prior approval of the AMLP Conflicts Committee (as defined in the Simplification Agreement).

Section 4.2                                    Further Assurances.  Each of the parties hereto agrees that it will use its reasonable best efforts to do all things reasonably necessary to effectuate this Agreement and the transactions contemplated hereby.

Section 4.3                                    Waiver of Appraisal Rights and Claims.  Each Shareholder hereby waives any and all rights of appraisal or rights to dissent from the consummation of the Merger and any other action contemplated by the Simplification Agreement.  Without limiting the foregoing, each Shareholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of, any class in any class action with respect to, any claim, derivative or otherwise, against AMGP, AMGP GP, and their respective Affiliates, or any of their respective officers, directors, managers, employees, or agents, and their respective successors and assigns, (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, (b) alleging any breach of the organizational documents of AMGP, AMGP GP or any of their Affiliates, in connection with the evaluation, negotiation or entry into, or the performance by any party of its obligations under, the Simplification Agreement, or (c) alleging that the evaluation, negotiation or entry into, or the performance by any party of its obligations under, the Simplification Agreement would result in a violation of law.

Section 4.4                                    Shareholder Capacity.  Each Shareholder has entered into this Agreement solely in its capacity as a record or beneficial owner of Covered Shares.  None of the provisions of this Agreement shall be construed to prohibit, limit or restrict any Representative of a Shareholder who is an officer of AMGP or a member of the AMGP GP Board from exercising his or her duties to AMGP by taking any action whatsoever in his or her capacity as an officer or director, including with respect to the Simplification Agreement and the Transactions.

Section 4.5                                    Registration Rights Agreement. At the closing of the Transactions contemplated by the Simplification Agreement, the Shareholders identified on Schedule II shall enter into a Registration Rights Agreement with AMGP (or its successor entity) substantially in the form attached as an exhibit to the Simplification Agreement.

ARTICLE 5

MISCELLANEOUS

Section 5.1                                    Termination.  This Agreement shall remain in effect until the earliest to occur of (a) the Closing Date, (b) the valid termination of the Simplification Agreement in accordance with the terms thereof, (c) the mutual written consent of all of the parties hereto to terminate this Agreement, and (d) the Termination Date (as such term is defined in the Simplification Agreement as of the date hereof, without giving effect to any amendment or waiver thereof).  In addition, AMLP may terminate this Agreement with respect to all or any portion of any Shareholder’s Covered Shares by delivering a written notice to such Shareholder stating the portion of such Shareholder’s Covered Shares with respect to which this Agreement is terminated (in which case such Shareholder’s obligations hereunder shall terminate only with respect to the portion of its Covered Shares so identified).  For the avoidance of doubt, unless and until this Agreement is terminated in accordance with this Section 5.1, the agreements set forth herein shall remain in full force and effect.  Nothing in this Section 5.1 and no termination of this Agreement shall relieve or otherwise limit any party of liability for any breach of this Agreement occurring prior to such termination.

Section 5.2                                    No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in AMLP any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares.  All rights, ownership and economic benefit relating to the Covered Shares of any Shareholder shall remain vested in and belong to such Shareholder, and AMLP shall have no authority to direct such Shareholder in the voting or disposition of any of its Covered Shares, except as otherwise provided herein.

Section 5.3                                    Publicity.  Each Shareholder hereby permits AMGP and AMLP to include and disclose in the Joint Proxy Statement, and in such other schedules, certificates, applications, agreements or documents as such entities reasonably determine to be necessary or appropriate in connection with the consummation of the Transactions and the other actions contemplated by the Simplification Agreement such Shareholder’s identity and ownership of the Covered Shares and the nature of such Shareholder’s commitments, arrangements and understandings pursuant to this Agreement.  AMLP hereby permits each Shareholder to disclose this Agreement and the transactions contemplated by the Simplification Agreement in any reports required to be filed by such Shareholder or any of its Affiliates under Sections 13(d) and 16 of the Exchange Act.

Section 5.4                                    Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon personal delivery to the party to be notified; (b) when received when sent by facsimile by the party to be notified, provided, however, that notice given by facsimile shall not be effective unless either (i) a duplicate copy of such fax notice is promptly given by one of the other methods described in this Section 5.4 or (ii) the receiving party delivers a written confirmation of receipt for such notice by fax or any other method described in this Section 5.4; or (c) when delivered by a courier (with confirmation of delivery); in each case to the party to be notified at the following address:

If to AMLP, to:

Antero Midstream Partners LP

1615 Wynkoop Street

Denver, Colorado  80202

Attn:                    Yvette Schultz

Telephone:                                   (303) 357-6886

Facsimile:                                         (303) 357-7315

Email:            yschultz@anteroresources.com

With a copy, that shall not constitute notice, to:

Gibson, Dunn & Crutcher LLP

2100 McKinney Avenue

Dallas, Texas 75201

Attn:                    Gerald Spedale

Telephone:                                   (346) 718-6888

Facsimile:                                         (346) 718-6988

Email:            GSpedale@gibsondunn.com

If to any Shareholder, to the address set forth below such Shareholder’s name on the signature pages hereto.

Section 5.5                                    Interpretation.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  This Agreement is the product of negotiation by the parties having the assistance of counsel and other advisers.  It is the intention of the parties that this Agreement not be construed more strictly with regard to one party than with regard to the others.

Section 5.6                                    Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties.  Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 5.7                                    Entire Agreement.  This Agreement, together with the schedule annexed hereto, and, solely to the extent of the defined terms referenced herein, the Simplification Agreement, constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof, and this Agreement is not intended to grant standing to any person other than the parties hereto; provided, however, that nothing contained in this Agreement shall supersede or replace the transfer restrictions set forth in the governing documents for AMGP, which provisions shall remain in full force and effect according to their terms.

Section 5.8                                    Governing Law.  This Agreement and the performance of the transactions contemplated hereby and obligations of the parties hereunder will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of Law principles.  Each of the parties agrees that this Agreement (a) involves at least $100,000.00 and (b) has been entered into by the parties in express reliance on 6 Del. C. § 2708.  Each of the parties hereto irrevocably and unconditionally confirms and agrees that it is and shall continue to be (i) subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (ii) subject to service of process in the State of Delaware.  Each party hereto hereby irrevocably and unconditionally (A) consents and submits to the exclusive personal jurisdiction and venue of the Delaware Court of Chancery, or in the event, but only in the event, that such court declines to accept jurisdiction over such proceeding, the Superior Court of the State of Delaware (Complex Commercial Division) (or, if subject matter jurisdiction is vested exclusively in the federal courts of the United States of America, the federal courts of the United States of America located in the State of Delaware) (the “Delaware Courts”) for any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated by this Agreement (and agrees not to commence any litigation relating thereto except in such courts), (B) waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum, and (C) ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  Each of the parties hereby further irrevocably and unconditionally confirms and agrees, to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process and to notify the other parties of the name and address of such agent, and that service of process may, to the fullest extent permitted by law, also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to this sentence shall, to the fullest extent permitted by law, have the same legal force and effect as if served upon such party personally within the State of Delaware.

Section 5.9            Amendment; Waiver.  The obligations of any Shareholder hereunder may not be modified or amended except by an instrument in writing signed by AMLP and each Shareholder with respect to which such modification or amendment will be effective.  Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the party benefiting from such waiver.

Section 5.10          Specific Enforcement.  The parties acknowledge and agree that the parties would be damaged irreparably in the event that the obligations to consummate the transactions contemplated hereby are not performed in accordance with their specific terms or this Agreement is otherwise breached, and that in addition to remedies, other than injunctive relief and specific performance, that the parties may have under law or equity, the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof.  Each of the parties hereto hereby waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 5.11          Severability.  To the fullest extent permitted by law, any term or provision of this Agreement, or the application thereof, that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is illegal, void, invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any illegal, void, invalid or unenforceable term or provision with a term or provision that is legal, valid and enforceable and that comes closest to expressing the intention of the illegal, void, invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.  To the fullest extent permitted by law, in the event such court does not exercise the power granted to it in the prior sentence, the parties hereto shall replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the original economic, business and other purposes of such invalid or unenforceable term as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 5.12          Expenses.  Except as otherwise expressly provided herein or in the Simplification Agreement, all costs and expenses incurred in connection with this Agreement and the actions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Transactions are consummated.  Notwithstanding anything to the contrary set forth herein, in the event a party breaches its obligations under the terms of this Agreement, the non-breaching party shall be entitled to reimbursement from the breaching party of its fees and expenses (including reasonable attorneys’ fees) in connection with any action by the non-breaching party to enforce its rights hereunder.

Section 5.13          Successors and Assigns; Third Party Beneficiaries.

(a)           Except in connection with a Permitted Transfer, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties; provided, however, that AMLP may transfer or assign its rights and obligations under this Agreement, in whole or in part or from time to time in part, to one or more of its Affiliates at any time.  Any assignment in violation of the foregoing shall be null and void.  Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

(b)           This Agreement is not intended to and shall not confer upon any Person (other than the parties hereto) any rights or remedies hereunder.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ANTERO MIDSTREAM PARTNERS LP

By: Antero Midstream Partners GP LLC, its general partner

By:	/s/ Alvyn A. Schopp
Name:	Alvyn A. Schopp
Title:	Chief Administrative Officer, Regional Senior Vice President and Treasurer

[Signature Page to Voting Agreement]

Shareholders:

WARBURG PINCUS PRIVATE EQUITY X O&G, L.P.
By:	Warburg Pincus X, L.P., its general partner
By:	Warburg Pincus X GP L.P., its general partner
By:	WPP GP LLC, its general partner
By:	Warburg Pincus Partners, L.P., its managing member
By:	Warburg Pincus Partners GP LLC, its general partner
By:	Warburg Pincus & Co., its managing member

By:	/s/ Robert B. Knauss
Name:	Robert B. Knauss
Title:	Partner
Address:	450 Lexington Avenue, New York, New York 10017

WARBURG PINCUS X PARTNERS, L.P.
By:	Warburg Pincus X, L.P., its general partner
By:	Warburg Pincus X GP L.P., its general partner
By:	WPP GP LLC, its general partner
By:	Warburg Pincus Partners, L.P., its managing member
By:	Warburg Pincus Partners GP LLC, its general partner
By:	Warburg Pincus & Co., its managing member

By:	/s/ Robert B. Knauss
Name:	Robert B. Knauss
Title:	Partner
Address:	450 Lexington Avenue, New York, New York 10017

[Signature Page to Voting Agreement]

WARBURG PINCUS PRIVATE EQUITY VIII, LP
By:	Warburg Pincus Partners L.P., its general partner
By:	Warburg Pincus Partners GP LLC, its general partner
By:	Warburg Pincus & Co., its managing member
By:	/s/ Robert B. Knauss
Name:	Robert B. Knauss
Title:	Partner
Address:	450 Lexington Avenue, New York, New York 10017

WARBURG PINCUS NETHERLANDS PRIVATE EQUITY VIII C.V. I
By:	Warburg Pincus Partners L.P., its general partner
By:	Warburg Pincus Partners GP LLC, its general partner
By:	Warburg Pincus & Co., its managing member

By:	/s/ Robert B. Knauss
Name:	Robert B. Knauss
Title:	Partner
Address:	450 Lexington Avenue, New York, New York 10017

WP-WPVIII INVESTORS, L.P.
By:	WP-WPVIII Investors GP L.P., its general partner
By:	WPP GP LLC, its general partner
By:	Warburg Pincus Partners, L.P., its managing member
By:	Warburg Pincus Partners GP LLC, its general partner
By:	Warburg Pincus & Co., its managing member

By:	/s/ Robert B. Knauss
Name:	Robert B. Knauss
Title:	Partner
Address:	450 Lexington Avenue, New York, New York 10017

[Signature Page to Voting Agreement]

YORKTOWN ENERGY PARTNERS V, L.P.

By:	Yorktown V Company LLC, its General Partner

By:	/s/ W. Howard Keenan, Jr.
Name:	W. Howard Keenan, Jr.
Title:	Member
Address:	410 Park Avenue, 19th Floor, New York, New York 10022

YORKTOWN ENERGY PARTNERS VI, L.P.
By:	Yorktown VI Company LP, its General Partner
By:	Yorktown VI Associates LLC, its General Partner

By:	/s/ W. Howard Keenan, Jr.
Name:	W. Howard Keenan, Jr.
Title:	Member
Address:	410 Park Avenue, 19th Floor, New York, New York 10022

YORKTOWN ENERGY PARTNERS VII, L.P.
By:	Yorktown VII Company LP, its General Partner
By:	Yorktown VII Associates LLC, its General Partner

By:	/s/ W. Howard Keenan, Jr.
Name:	W. Howard Keenan, Jr.
Title:	Member
Address:	410 Park Avenue, 19th Floor, New York, New York 10022

[Signature Page to Voting Agreement]

YORKTOWN ENERGY PARTNERS VIII, L.P.
By:	Yorktown VIII Company LP, its General Partner
By:	Yorktown VIII Associates LLC, its General Partner

By:	/s/ W. Howard Keenan, Jr.
Name:	W. Howard Keenan, Jr.
Title:	Member
Address:	410 Park Avenue, 19th Floor, New York, New York 10022

[Signature Page to Voting Agreement]

By:	/s/ Paul M. Rady
Name:	Paul M. Rady
Address:	1615 Wynkoop Street, Denver, Colorado, 80202

MOCKINGBIRD INVESTMENTS LLC

By:	/s/ Paul M. Rady
Name:	Paul M. Rady
Title:	Manager
Address:	1615 Wynkoop Street, Denver, Colorado, 80202

By:	/s/ Glen C. Warren, Jr.
Name:	Glen C. Warren Jr.
Address:	1615 Wynkoop Street, Denver, Colorado, 80202

CANTON INVESTMENT HOLDINGS LLC

By:	/s/ Glen C. Warren, Jr.
Name:	Glen C. Warren Jr.
Title:	Manager
Address:	1615 Wynkoop Street, Denver, Colorado, 80202

[Signature Page to Voting Agreement]

Schedule I

Shareholder	AMGP Common Shares Held Beneficially or of Record	Percent of Total AMGP Common Shares
Warburg Pincus Private Equity VIII, L.P.	18,568,833	9.97%
Warburg Pincus Netherlands Private Equity VIII C.V I	538,227	0.29%
WP-WPVIII Investors, L.P.	53,823	0.03%
Warburg Pincus Private Equity X O&G, L.P.	34,834,296	18.71%
Warburg Pincus X Partners, L.P.	1,114,410	0.60%
WP-WPVIII Investors GP L.P(1).	—	—
Warburg Pincus X, L.P.(2)	—	—
Warburg Pincus X GP L.P.(3)	—	—
WPP GP LLC(4)	—	—
Warburg Pincus Partners, L.P.(5)	—	—
Warburg Pincus Partners GP LLC(6)	—	—
Yorktown Energy Partners V, L.P.	1,875,802	1.01%
Yorktown Energy Partners VI, L.P.	1,970,846	1.06%
Yorktown Energy Partners VII, L.P.	4,596,064	2.47%
Yorktown Energy Partners VIII, L.P.	7,091,699	3.81%
Paul M. Rady	815,798	0.44%
Mockingbird Investments LLC	19,180,821	10.30%
Glen C. Warren Jr.	11,039,979	5.93%
Canton Investment Holdings LLC	3,891,100	2.09%
TOTAL	105,571,698	56.71%

(1)  WP-WPVIII Investors GP L.P., as the general partner of WP-WPVIII Investors, L.P., shall be deemed to beneficially own the AMGP Common Shares held by WP-WPVIII Investors, L.P for purposes of this Agreement.

(2)  Warburg Pincus X, L.P., as the general partner of each of Warburg Pincus Private Equity X, L.P., Warburg Pincus X Partners, L.P. and Warburg Pincus Private Equity X O&G, L.P., shall be deemed to beneficially own the AMGP Common Shares held by each of Warburg Pincus Private Equity X, L.P., Warburg Pincus X Partners, L.P. and Warburg Pincus Private Equity X O&G, L.P. for purposes of this Agreement.

(3)  Warburg Pincus X GP L.P., as the general partner of Warburg Pincus X, L.P., shall be deemed to beneficially own the AMGP Common Shares held by Warburg Pincus X, L.P. for purposes of this Agreement.

(4)  WPP GP LLC, as the general partner of WP-WPVIII Investors GP L.P. and Warburg Pincus X GP L.P., shall be deemed to beneficially own the AMGP Common Shares held by WP-WPVIII Investors GP L.P. and Warburg Pincus X GP L.P. for purposes of this Agreement.

(5)  Warburg Pincus Partners, L.P., as (i) the managing member of WPP GP LLC and (ii) the general partner of Warburg Pincus Private Equity VIII, L.P. and Warburg Pincus Netherlands Private Equity VIII C.V. I, shall be deemed to beneficially own the AMGP Common Shares held by WPP GP LLC, Warburg Pincus Private Equity VIII, L.P. and Warburg Pincus Netherlands Private Equity VIII C.V. I for purposes of this Agreement.

(6)  Warburg Pincus Partners GP LLC, as the general partner of Warburg Pincus Partners, L.P., shall be deemed to beneficially own the AMGP Common Shares held by Warburg Pincus Partners, L.P. for purposes of this Agreement.

[Schedule I to Voting Agreement]

Schedule II

Warburg Pincus Private Equity VIII, L.P.

Warburg Pincus Netherlands Private Equity VIII C.V. I

WP-WPVIII Investors, L.P.

Warburg Pincus Private Equity X O&G, L.P.

Warburg Pincus X Partners, L.P.

WP-WPVIII Investors GP L.P.

Warburg Pincus X, L.P.

Warburg Pincus X GP L.P.

WPP GP LLC

Warburg Pincus Partners, L.P.

Warburg Pincus Partners GP LLC

Yorktown Energy Partners V, L.P.

Yorktown Energy Partners VI, L.P.

Yorktown Energy Partners VII, L.P.

Yorktown Energy Partners VIII, L.P.

Paul M. Rady

Mockingbird Investments LLC

Glen C. Warren Jr.

Canton Investment Holdings LLC

[Schedule II to Voting Agreement]